Exhibit 99.1

Jessica Hansen, Vice President of Communications
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200 | InvestorRelations@drhorton.com
April 27, 2015

D.R. HORTON, INC. ACQUIRES THE HOMEBUILDING OPERATIONS OF PACIFIC RIDGE HOMES IN SEATTLE

FORT WORTH, TEXAS - D.R. Horton, Inc. (NYSE:DHI), America’s Builder, announced the acquisition of the homebuilding operations of Pacific Ridge Homes (“Pacific Ridge”) in Seattle, Washington. The homebuilding assets acquired include approximately 350 lots, 90 homes in inventory and 40 homes in sales order backlog. D.R. Horton also acquired control of approximately 400 lots through option contracts. For the twelve months ended March 31, 2015, Pacific Ridge closed 182 homes ($79 million in revenue) with an average home size of approximately 2,600 square feet and an average sales price of $436,000. D.R. Horton will pay approximately $72 million in cash for the purchase, and Pacific Ridge will operate as a separate division within D.R. Horton.

Donald R. Horton, Chairman of the Board, said, “Pacific Ridge has an excellent reputation for quality and service. We welcome them to the D.R. Horton family and are pleased Justin Goff is joining our team as division president. Their well-established building operations make Pacific Ridge a great fit for D.R. Horton as we look forward to expanding our presence in the greater Seattle area.”

Justin Goff, co-owner of Pacific Ridge, said, “Pacific Ridge has a long standing tradition of building quality homes and providing excellent customer service. We are excited to join the largest builder in the country and look forward to continuing this tradition.”

D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States for thirteen consecutive years. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 79 markets in 27 states across the United States and closed 32,504 homes in the twelve-month period ended March 31, 2015. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Express Homes and Emerald Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that D.R. Horton will pay approximately $72 million in cash for the purchase, that Pacific Ridge will operate as a separate division within D.R. Horton and that Justin Goff is joining our team as division president. Forward-looking statements also include that their well-established building operations make Pacific Ridge a great fit for D.R. Horton as we look forward to expanding our presence in the greater Seattle area and that Pacific Ridge looks forward to continuing the tradition of building quality homes and providing excellent customer service.

Factors that may cause the actual results to be materially different from the future results expressed by the forward looking statements include, but are not limited to: potential deterioration in homebuilding industry conditions or general economic conditions; the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing and the liquidity provided by government-sponsored enterprises, the effects of government programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; home warranty and construction defect claims; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the impact of an inflationary, deflationary or higher interest rate environment; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulation on our financial services operations; our substantial debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; our ability to effect our growth strategies or acquisitions successfully; our ability to realize the full amount of our deferred income tax assets; the effects of the loss of key personnel; the effects of negative publicity; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K which is filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.drhorton.com